APPENDIX A
                To the Custody Agreement Dated May 18, 1993
                                 As Amended

                              As of May 12, 1997

                                                  Date Commence
Colonial Trust I                                  Investment Operations
Colonial High Yield Securities Fund               Existing Fund
Colonial Income Fund                              Existing Fund
Colonial Strategic Income Fund                    Existing Fund
Colonial Tax-Managed Growth Fund                  January 2, 1997

Colonial Trust II
Colonial Short Duration U.S. Government           Existing Fund
 Fund (formerly Colonial Adjustable Rate U.S.
 Government Fund)
Colonial Intermediate U.S. Government Fund        Existing Fund
 (formerly Colonial U.S. Government Fund)
Colonial Government Money Market Fund             Existing Fund
 (formerly Colonial Money Market Fund)
Colonial Newport Tiger Cub Fund                   June 15, 1996
Colonial Newport Japan Fund                       June 15, 1996
Newport Greater China Fund                        May 12, 1997

Colonial Trust III
The Colonial Fund                                 Existing Fund
Colonial Federal Securities Fund                  Existing Fund
Colonial Global Equity Fund                       Existing Fund
Colonial Select Value Fund (formerly              Existing Fund
Colonial Growth Shares Fund)
Colonial International Horizon Fund               Existing Fund
 (formerly Colonial Global Natural Resources Fund)
Colonial International Fund for Growth            Existing Fund
Colonial Strategic Balanced Fund                  Existing Fund

Colonial Trust IV
Colonial Utilities Fund                           Existing Fund

Colonial Trust VI
Colonial U.S. Stock Fund                          Existing Fund
  (formerly Colonial U.S. Fund for Growth)
Colonial Small Cap Value Fund                     Existing Fund
  (formerly Colonial Small Stock Fund)
Colonial Aggressive Growth Fund                   March 15, 1996
Colonial International Equity Fund                March 15, 1996
Colonial Equity Income Fund                       March 15, 1996

Colonial Intermediate High Income Fund            Existing Fund

Colonial Intermarket Income Trust I               Existing Fund

Acknowledged and Approved:

COLONIAL TRUST I                        COLONIAL TRUST VI

By:     Michael H. Koonce               By:     Michael H. Koonce
Title:   Assistant Secretary            Title:   Assistant Secretary

COLONIAL TRUST II                       COLONIAL INTERMEDIATE HIGH INCOME FUND

By:     Michael H. Koonce               By:     Michael H. Koonce
Title:   Assistant Secretary            Title:   Assistant Secretary

COLONIAL TRUST III                      COLONIAL INTERMARKET INCOME TRUST I

By:     Michael H. Koonce               By:     Michael H. Koonce
Title:   Assistant Secretary            Title:   Assistant Secretary

COLONIAL TRUST IV                       BOSTON SAFE DEPOSIT AND TRUST COMPANY

By:     Michael H. Koonce               By:     Christopher Healy
Title:   Assistant Secretary            Title:    Vice President